Exhibit 99.1

IonQ Announces Third Quarter 2025 Financial Results

•
Exceeds High End of Revenue Guidance Range by 37%, Representing 222% Year-Over-Year Growth
•
Completed Acquisition of Oxford Ionics and Vector Atomic, Accelerating and Strengthening IonQ’s Full Stack Quantum Platform
•
Achieved World-Record 99.99% Two-Qubit Gate Performance, Becoming First to Secure Fidelity Required to Scale to Full Fault-Tolerant Quantum Computing
•
Achieved 2025 Technical Milestone of #AQ 64 on IonQ Tempo Three Months Ahead of Schedule, Unlocking 36 Quadrillion Times Larger Computational Space Than Leading Commercial Superconducting Systems
•
Awarded New Contract with Oak Ridge National Laboratory to Develop Advanced Energy Applications and Accelerate Quantum-Classical Workflows
•
Pro-Forma Cash, Cash Equivalents, and Investments as of September 30, 2025 of $3.5 Billion After $2 Billion Equity Offering on October 14, 2025

COLLEGE PARK, Md. --(BUSINESS WIRE)– IonQ (NYSE: IONQ), the world’s leading quantum company, today announced financial results for the quarter ended September 30, 2025.

"I am pleased to report that we once again beat the high end of our revenue guidance, this time by 37%. We are also raising our revenue expectations for the full year to $110 million at the high end of guidance,” said Niccolo de Masi, Chairman and CEO of IonQ. “We delivered our 2025 technical milestone of #AQ 64 three months early, unlocking 36 quadrillion times more computational space than leading commercial superconducting systems. We achieved a truly historic milestone by demonstrating world-record 99.99% two-qubit gate performance, underscoring our path to 2 million qubits and 80,000 logical qubits in 2030.”

“Our technical achievements continue to solidify IonQ’s quantum platform as the most complete and powerful in the world, with a correspondingly larger addressable global market,” de Masi continued. “Our Electronic Qubit Control systems and world-record fidelity, combined with uniquely low unit economics at full fault tolerance, underpin IonQ as the global leader in a class of its own in quantum computing. Meanwhile, we are on a clear trajectory to deliver critical quantum cybersecurity infrastructure, ultra-precise quantum navigation, quantum timing solutions, and large-scale networked quantum systems.”

de Masi concluded, “Now with $3.5 billion of pro-forma net cash, we are continuing to reap the compounding benefits of our scale and momentum advantages, entrenching our position as the dominant force in quantum and the only complete platform solution. I am confident in our ability to deliver growth and value creation for IonQ shareholders in 2026.”

Financial Highlights

•
IonQ recognized revenue of $39.9 million for the third quarter, which is 37% above the top end of the previously provided range and represents 222% year-over-year growth.
•
Cash, cash equivalents, and investments were $1.5 billion as of September 30, 2025 and $3.5 billion pro-forma for the $2 billion equity offering that closed on October 14, 2025.
•
Net loss was $1.1 billion, Adjusted EBITDA loss was $48.9 million, GAAP EPS was ($3.58) and Adjusted EPS was ($0.17) for the third quarter.*

*Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures defined under “Non-GAAP Financial Measures,” below, and are reconciled to net loss and GAAP EPS, the closest comparable GAAP measures, respectively, at the end of this release.

Q3 and Recent Commercial Highlights

•
IonQ and a Swiss consortium launched the first citywide dedicated quantum network in Geneva as part of a landmark public-private initiative which includes CERN, Rolex SA, the Swiss government and academic institutions.

•
IonQ collaborated with a top Global 1000 automotive manufacturer to demonstrate quantum chemistry simulations with greater accuracy than classical methods when simulating complex chemical systems that could potentially slow climate change.
•
IonQ signed a memorandum of understanding with the U.S. Department of Energy to advance quantum technologies in space.
•
IonQ demonstrated quantum power grid optimization advancements in partnership with Oak Ridge National Laboratory.
•
IonQ announced a strategic collaboration with Emergence Quantum, expanding its presence in APAC and contributing to Australia’s growing quantum industry.
•
KISTI named IonQ their primary quantum partner for the establishment of South Korea’s first National Quantum Computing Center of Excellence.
•
IonQ awarded a new contract with Oak Ridge National Laboratory to advance quantum-classical workflows and develop real-world applications to tackle complex scientific and energy challenges.

Q3 and Recent Technical Highlights

•
IonQ achieved world-record 99.99% two-qubit gate performance, setting a new quantum computing world record and accelerating the company’s path to large-scale fault-tolerant systems.
•
IonQ achieved record algorithmic qubit score of #AQ 64 on IonQ Tempo system three months ahead of schedule, establishing IonQ as the only company to reach #AQ 64 and exponentially expanding quantum computational power of IonQ systems.
•
IonQ demonstrated quantum frequency conversion to telecom wavelengths, paving the way for interconnecting quantum computers using existing fiber optic infrastructure.
•
IonQ demonstrated remote ion-ion entanglement, achieving a significant milestone in the development of networked quantum systems at scale.
•
IonQ achieved a significant breakthrough in synthetic diamond materials for industrial applications, an essential hardware for clustered compute using standard semiconductor manufacturing techniques.
•
IonQ surpassed 1,000 total intellectual property assets, fortifying its technological advantage and commercial quantum leadership.

Q3 and Recent Corporate Highlights

•
IonQ completed its acquisition of Oxford Ionics, enabling scale, stability, and cost-savings by leveraging existing semiconductor manufacturing.
•
IonQ completed its acquisition of Vector Atomic, strengthening IonQ’s full-stack quantum platform by adding the world’s most advanced quantum sensing capabilities.
•
IonQ priced and completed a $2.0 billion equity offering, including shares and warrants, to facilitate global growth and accelerate IonQ’s quantum commercialization worldwide.
•
IonQ created IonQ Federal to meet increasing demand for quantum advantage across the U.S. and allied governments, and appointed Dean Acosta Chief Corporate Affairs and Government Relations Officer, bringing more than three decades of experience in technology, defense and public service.
•
IonQ appointed Inder M. Singh Chief Financial Officer and Chief Operating Officer, bringing significant financial acumen and more than three decades of experience guiding companies through periods of rapid and transformative growth.

•
IonQ appointed Dr. Chris Ballance, President of Quantum Computing.
•
IonQ appointed Dr. Marco Pistoia, CEO of IonQ Italia, as IonQ continues to deepen its investments in EMEA.
•
IonQ hosted its 2025 Analyst Day, providing in-depth updates on business strategy, technology roadmap, and vision for its commercial quantum platform from a broad bench of leaders across corporate, government and academic domain expertise.

2025 Financial Outlook

•
For the full year 2025, IonQ is raising its revenue expectations to between $106 million and $110 million.
•
For the full year 2025, IonQ is reaffirming its Adjusted EBITDA loss midpoint guidance with a range of between ($206) million and ($216) million.*

*Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” below. The Company is unable to provide a reconciliation of forward-looking Adjusted EBITDA without unreasonable effort because of the uncertainty and potential variability in amount and timing of certain charges, including the change in the fair value of warrant liabilities, which are reconciling items between GAAP net loss and Adjusted EBITDA and could significantly impact GAAP results.

Upcoming Q4 2025 Conference Participation

•
IonQ to participate in the Bank of America 2025 Transforming World Conference taking place on Wednesday November 12, 2025. A webcast link to the keynote presentation will be available on our investor relations website.
•
IonQ to participate in the UBS Global Technology Conference taking place on Monday, December 1, 2025. A webcast link will be available on our investor relations website.

Third Quarter 2025 Conference Call

IonQ will host a conference call today at 4:30 p.m. Eastern time to review the Company’s financial results for the third quarter ended September 30, 2025 and to provide a business update. The call will be accessible by telephone at 844-826-3035 (domestic) or +1-412-317-5195 (international). The call will also be available live via webcast on the Company’s website here, or directly here. A telephone replay of the conference call will be available approximately three hours after its conclusion at 844-512-2921 (domestic) or +1-412-317-6671 (international) with access code 10203563 and will be available until 11:59 PM Eastern time, November 19, 2025. An archive of the webcast will also be available here shortly after the call and will remain available for one year.

Non-GAAP Financial Measures

To supplement IonQ’s condensed consolidated financial statements presented in accordance with GAAP, IonQ uses non-GAAP measures of certain components of financial performance. Adjusted EBITDA and Adjusted EPS are financial measures that are not required by or presented in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the Company’s results period over period.

Adjusted EBITDA is defined as net loss attributable to IonQ, Inc. before net loss attributable to noncontrolling interests, interest income, interest expense, income tax (benefit) expense, depreciation and amortization, stock-based compensation, executive cash-based severance, change in fair value of warrant liabilities, offering costs associated with warrants and acquisition transaction and integration costs. Adjusted EPS is defined as earnings per share, or EPS, excluding the impact of stock-based compensation, executive cash-based severance, change in fair value of warrant liabilities, offering costs associated with warrants and acquisition transaction and integration costs. IonQ uses Adjusted EBITDA and Adjusted EPS to measure the operating performance of its business, excluding specifically identified items that it does not believe directly reflect its core operations and that may not be indicative of recurring operations.

The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the financial results prepared in accordance with GAAP, and IonQ’s non-GAAP measures may be different from non-GAAP measures used by other companies. IonQ shows a reconciliation of its non-GAAP measures to the most directly comparable GAAP measures at the end of this release.

About IonQ

IonQ, Inc. [NYSE: IONQ] is the world’s leading quantum company delivering solutions to solve the world’s most complex problems. IonQ’s newest generation quantum computers, IonQ Tempo and IonQ Forte Enterprise, are the latest in cutting-edge systems that have been helping customers and partners such as Amazon Web Services, AstraZeneca, and NVIDIA achieve 20x performance results. The company achieved 99.99% two-qubit gate fidelity, setting a world record in quantum computing performance in 2025.

The company is accelerating its technology roadmap and intends to deliver the world’s most powerful quantum computers with 2 million qubits by 2030 to accelerate innovation in drug discovery, materials science, financial modeling, logistics, cybersecurity, and defense. IonQ’s advancements in quantum networking position the company as a leader in building the quantum internet.

IonQ has operations in Maryland, Washington, California, Colorado, Massachusetts, Tennessee, United Kingdom, Toronto, South Korea, Sweden, and Switzerland. The company’s innovative technology and rapid growth were recognized in Fortune Future 50, Newsweek’s 2025 Excellence Index 1000, and Forbes’ 2025 Most Successful Mid-Cap Companies list. Available through all major cloud providers, IonQ is making quantum more accessible and impactful than ever before. Learn more at IonQ.com.

Note to Investors Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding our guidance as to future financial and operational results and our ability to deliver growth and value creation for stockholders. In some cases, you can identify these statements by forward-looking words such as “pending,” “look forward,” “accelerate,” “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “confident” and other similar expressions. These statements are only predictions based on our expectations and projections about future events as of the date of this press release and are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause actual results to differ materially from those expressed or implied by such statements, including, among others, those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission, or SEC, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 filed with the SEC. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement we make. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Except as otherwise required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

IonQ, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$39,866	$12,400	$68,126	$31,363
Costs and expenses:
Cost of revenue (excluding depreciation and amortization)	21,253	6,515	33,895	15,552
Research and development	66,298	33,178	209,610	96,750
Sales and marketing	14,441	6,630	33,928	19,468
General and administrative	82,505	14,322	154,418	41,395
Depreciation and amortization	24,182	4,890	41,359	13,150
Total operating costs and expenses	208,679	65,535	473,210	186,315
Loss from operations	(168,813)	(53,135)	(405,084)	(154,952)
Gain (loss) on change in fair value of warrant liabilities	(881,847)	(3,868)	(882,930)	11,398
Interest income, net	14,437	4,508	26,469	14,108
Offering costs associated with warrants	(22,847)	—	(22,847)	—
Other income (expense), net	(980)	15	(697)	(164)
Loss before income tax expense	(1,060,050)	(52,480)	(1,285,089)	(129,610)
Income tax benefit (expense)	4,438	(16)	19,695	(39)
Net loss	$(1,055,612)	$(52,496)	$(1,265,394)	$(129,649)
Net loss attributable to noncontrolling interests	(657)	—	(1,349)	—
Net loss attributable to IonQ, Inc.	$(1,054,955)	$(52,496)	$(1,264,045)	$(129,649)
Net loss per share attributable to IonQ, Inc. common stockholders—basic and diluted	$(3.58)	$(0.24)	$(4.89)	$(0.61)
Weighted average shares used in computing net loss per share attributable to IonQ, Inc. common stockholders—basic and diluted	294,524,786	214,305,053	258,324,714	211,378,045

IonQ, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$346,032	$54,393
Short-term investments	736,333	285,896
Accounts receivable, net	36,912	10,188
Prepaid expenses and other current assets	96,025	28,325
Total current assets	1,215,302	378,802
Long-term investments	402,603	23,545
Property and equipment, net	119,564	52,761
Operating lease right-of-use assets	20,940	9,470
Intangible assets, net	655,909	29,469
Goodwill	1,865,841	9,904
Other noncurrent assets	39,189	4,437
Total Assets	$4,319,348	$508,388
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,970	$5,230
Accrued expenses and other current liabilities	91,856	16,811
Current portion of operating lease liabilities	8,599	3,366
Unearned revenue	21,855	10,678
Total current liabilities	139,280	36,085
Operating lease liabilities, net of current portion	19,917	14,359
Unearned revenue, net of current portion	3,384	—
Warrant liabilities	1,768,232	70,688
Other noncurrent liabilities	100,736	3,394
Total liabilities	$2,031,549	$124,526
Stockholders’ Equity:
Common stock	$32	$22
Additional paid-in capital	4,237,882	1,067,403
Accumulated deficit	(1,947,765)	(683,720)
Accumulated other comprehensive income (loss)	(16,788)	157
Total IonQ, Inc. stockholders’ equity	$2,273,361	$383,862
Noncontrolling interests	14,438	—
Total stockholders’ equity	$2,287,799	383,862
Total Liabilities and Stockholders’ Equity	$4,319,348	$508,388

IonQ, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(1,265,394)	$(129,649)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	41,359	13,150
Stock-based compensation	205,366	67,607
(Gain) loss on change in fair value of warrant liabilities	882,930	(11,398)
Deferred income taxes	(19,885)	—
Amortization of premiums and accretion of discounts on available-for-sale securities	(6,167)	(7,086)
Other, net	5,872	4,291
Changes in operating assets and liabilities:		—
Accounts receivable	(15,849)	7,341
Prepaid expenses and other current assets	(42,572)	(9,899)
Accounts payable	(17,413)	(463)
Accrued expenses and other current liabilities	27,777	612
Unearned revenue	268	(4,232)
Other assets and liabilities	(4,969)	3,471
Net cash provided by (used in) operating activities	$(208,677)	$(66,255)
Cash flows from investing activities:
Purchases of property and equipment	(7,628)	(14,399)
Capitalized software development costs	(2,961)	(3,064)
Purchases of available-for-sale securities	(1,252,367)	(241,162)
Maturities of available-for-sale securities	407,730	318,192
Businesses acquired, net of cash acquired	(13,100)	—
Other investing, net	(5,306)	(1,201)
Net cash provided by (used in) investing activities	$(873,632)	$58,366
Cash flows from financing activities:
Proceeds from common stock and warrant issuance, net of issuance costs	1,358,254	—
Proceeds from stock options exercised	11,468	2,270
Proceeds from warrants exercised	6,708	—
Other financing, net	986	144
Net cash provided by (used in) financing activities	$1,377,416	$2,414
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	375	4
Net change in cash, cash equivalents and restricted cash	295,482	(5,471)
Cash, cash equivalents and restricted cash at the beginning of the period	56,840	38,081
Cash, cash equivalents and restricted cash at the end of the period	$352,322	$32,610

IonQ, Inc.

Reconciliation of Non-GAAP Financial Measures

(unaudited)

(in thousands, except per share data)

Net Loss to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss attributable to IonQ, Inc.	$(1,054,955)	$(52,496)	$(1,264,045)	$(129,649)
Net loss attributable to noncontrolling interests	(657)	—	(1,349)	—
Interest income, net	(14,437)	(4,508)	(26,469)	(14,108)
Interest expense	—	—	—	—
Income tax (benefit) expense	(4,438)	16	(19,695)	39
Depreciation and amortization	24,182	4,890	41,359	13,150
Stock-based compensation	72,945	24,567	205,366	67,607
Executive cash-based severance	7,392	—	7,392	—
(Gain) loss on change in fair value of warrant liabilities	881,847	3,868	882,930	(11,398)
Offering costs associated with warrants	22,847	—	22,847	—
Acquisition transaction and integration costs	16,363	—	32,303	—
Adjusted EBITDA	$(48,911)	$(23,663)	$(119,361)	$(74,359)

Net Loss per Share to Adjusted EPS

	Three Months Ended September 30,
	2025		2024
	Amount	Per Share	Amount	Per Share
Net loss per share attributable to IonQ, Inc. common stockholders		$(3.58)		$(0.24)
Stock-based compensation	$72,945	0.25	$24,567	0.11
Executive cash-based severance	7,392	0.03	—	—
(Gain) loss on change in fair value of warrant liabilities	881,847	2.99	3,868	0.02
Offering costs associated with warrants	22,847	0.08	—	—
Acquisition transaction and integration costs	16,363	0.06	—	—
Adjusted EPS		$(0.17)		$(0.11)

	Nine Months Ended September 30,
	2025		2024
	Amount	Per Share	Amount	Per Share
Net loss per share attributable to IonQ, Inc. common stockholders		$(4.89)		$(0.61)
Stock-based compensation	$205,366	0.79	$67,607	0.32
Executive cash-based severance	7,392	0.03	—	—
(Gain) loss on change in fair value of warrant liabilities	882,930	3.42	(11,398)	(0.05)
Offering costs associated with warrants	22,847	0.09	—	—
Acquisition transaction and integration costs	32,303	0.13	—	—
Adjusted EPS		$(0.43)		$(0.34)

Contacts

IonQ Media Contact:

press@ionq.co

IonQ Investor Contact:

investors@ionq.co